EXHIBIT 10.56

AMENDMENT 2
EMPLOYMENT AGREEMENT
THIS AMENDMENT 2 (“Amendment 2”) TO THE EMPLOYMENT AGREEMENT (“Agreement”) by and between LMI Aerospace, Inc., a Missouri corporation, its successors, and assigns (“Corporation”), and DANIEL G. KORTE (“Employee”) is entered into as of January 6, 2016.

1.	The purpose of this Amendment is to revise certain terms and conditions of the Agreement as set forth below.

2.	Section 7(B)(ii) of the Agreement is hereby removed and replaced with the following:

For the purposes of this subsection 7(B), “Good Reason” shall include, in addition to the definition set forth in Section 6(C), the occurrence of any of the following after a Change in Control: (1) an involuntary reduction or diminution of Employee’s title, duties, authority, reporting relationship or responsibilities relative to Employee’s title, duties, authority, reporting relationship or responsibilities in effect immediately prior to such reduction; (2) a material reduction in Employee’s salary, bonus opportunity or benefits; (3) requiring Employee to relocate his primary work location more than fifty (50) miles from Employee’s then-present location; (4) Employee is not the President and Chief Executive Officer of the ultimate parent entity of Corporation; or (5) Employee does not report directly to the board of directors of the ultimate parent entity of Corporation.

3.	Section 7(B)(iii) of the Agreement is hereby removed in its entirety.

4.	Section 20 of the Agreement is hereby removed and replaced with the following:

Survival. All of those provisions of this Agreement that require performance by either party following termination of Employee’s employment hereunder as well as all provisions contained within Section 7(B) shall survive any termination of this Agreement.

5.	All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.
CORPORATION:         LMI AEROSPACE, INC.

By: /s/ Judith W. Northup
JUDITH W. NORTHUP
Chairperson, Compensation Committee
Board of Directors
LMI Aerospace, Inc.

EMPLOYEE:     /s/ Daniel G. Korte
DANIEL G. KORTE